UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 17, 2006

PHARMACOPEIA DRUG DISCOVERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey		08543-5350
(Address of principal executive offices)		(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The Company announced that Bristol-Myers Squibb Company has initiated Phase I clinical trials for a novel small molecule drug candidate resulting from the collaboration between the two companies.  This new candidate, which targets rheumatoid arthritis, represents the second compound to advance to the clinic from the Pharmacopeia-Bristol-Myers Squibb partnership.  The compound is a second p38 kinase inhibitor from the program and will advance into Phase I clinical trials that will be carried out in Canada.

Under the terms of its agreement with Bristol-Myers Squibb, the Company will receive milestone payments for the lead compound in the program to the extent the program progresses through clinical development and royalty payments for any product from the program that reaches the marketplace.

The Company’s press release dated January 17, 2006 announcing the initiation of the clinical trials is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit Number

99.1	Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA DRUG DISCOVERY, INC.

By:	/s/ Michio Soga

Michio Soga, Executive Vice President and Chief Financial Officer

Date:        January 17, 2006